Exhibit 23.4







                              [Letterhead of]
                          CRAVATH, SWAINE & MOORE

                               [NEW YORK OFFICE]


                                                                April 17, 2001

                     Consent of Cravath, Swaine & Moore

     We hereby consent to the filing of our opinion as Exhibit 8.1 to this Registration Statement on Form S-4 of Johnson & Johnson, filed by Johnson & Johnson pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to the use of our name under the caption "Legal Matters" in the prior Registration Statement on Form S-4 (Registration No. 333-56034), which is incorporated by reference into this Registration Statement.

                                             /s/ Cravath, Swaine & Moore
                                             ----------------------------
                                             Cravath, Swaine & Moore